UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 10, 2011

TELOS CORPORATION

(Exact name of registrant as specified in charter)

Maryland	001-08443	52-0880974
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer ID No.)

19886 Ashburn Road, Ashburn, Virginia		20147-2358
(Address of principle executive offices)		(Zip Code)

(703) 724-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On August 9, 2011, John B. Wood, the Chief Executive Officer of Telos Corporation (the “Company”), participated in an investor conference. A copy of the materials presented by the Company at the conference is furnished as part of this Current Report on Form 8-K as Exhibit 99.1.

In addition to financial measures calculated in accordance with generally accepted accounting principles (“GAAP”), the presentation furnished as Exhibit 99 contains Operating EBITDA percentage, which is Operating EBITDA, a non-GAAP financial measure, as a percentage of sales. The Company defines Operating EBITDA as consolidated operating income adding back depreciation/amortization and adding other income/expense, other than interest income. The Company believes this non-GAAP financial measure is useful to investors when comparing the Company’s operating results across reporting periods on a consistent basis by excluding items such as interest and taxes that may, or could, have a disproportionate positive or negative impact on the Company’s results of operations in any particular period. The presentation of this non-GAAP financial measure is not meant to be a substitute for financial measures prepared in accordance with GAAP.

A reconciliation of Operating EBITDA percentage and Operating EBITDA follows:

Telos Corporation and Subsidiaries

(Unaudited)

(amounts in millions)

	Six Months Ended June 30,
	2010	2011
Revenue	$117.0	$89.1

Gross Profit	19.7	23.2
Gross Profit %	17%	26%

Operating Income	4.2	7.4
Add: Other Income	—	0.2
Add: Depreciation/Amortization	0.8	0.8

Operating EBITDA	$5.0	$8.4

Operating EBITDA %	4%	9%

In accordance with the rules of the SEC, the information contained in this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filings by the Company under that act or the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Investor Presentation dated August 9, 2011.

.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 10, 2011

TELOS CORPORATION

By:	/s/ Michele Nakazawa
Michele Nakazawa Chief Financial Officer